Exhibit 21.1
List of Subsidiaries
[UPDATE]

State of Incorporation
Name		or Organization
1.	Buckhead Overlook, LLC	Georgia
2.	Comstock Acquisitions, L.C.	Virginia
3.	Comstock Airmont, L.C.	Virginia
4.	Comstock Aldie, L.C.	Virginia
5.	Comstock Barrington Park, L.C.	Virginia
6.	Comstock Bellemeade, L.C.	Virginia
7.	Comstock Belmont Bay 5, L.C.	Virginia
8.	Comstock Belmont Bay 89, L.C.	Virginia
9.	Comstock Blair Mill, L.L.C.	Virginia
10.	Comstock Blooms Mill II, L.C.	Virginia
11.	Comstock Brandy Station, L.C.	Virginia
12.	Comstock Carter Lake, L.C.	Virginia
13.	Comstock Cascades, L.C.	Virginia
14.	Comstock Communities, L.C.	Virginia
15.	Comstock Countryside, L.C.	Virginia
16.	Comstock Culpeper, L.C.	Virginia
17.	Comstock Delta Ridge II, L.L.C.	Virginia
18.	Comstock Emerald Farm, L.C.	Virginia
19.	Comstock Fairfax I, L.C.	Virginia
20.	Comstock Flynn’s Crossing, L.C.	Virginia
21.	Comstock Hamlets of Blue Ridge, L.C.	Virginia
22.	Comstock Holland Road, L.L.C.	Virginia
23.	Comstock Homes of North Carolina, L.L.C.	North Carolina
24.	Comstock Homes of Raleigh, L.L.C.	North Carolina
25.	Comstock Homes of Washington, L.C.	Virginia
26.	Comstock Investors III, L.P.	Virginia
27.	Comstock Investors V, L.C.	Virginia
28.	Comstock Investors VI, L.C.	Virginia
29.	Comstock Kelton II, L.C.	Virginia
30.	Comstock Lake Pelham, L.C.	Virginia
31.	Comstock Landing, L.L.C.	Virginia
32.	Comstock Loudoun Condos 1, L.C.	Virginia
33.	Comstock North Carolina, L.L.C.	North Carolina
34.	Comstock Penderbrook, L.C.	Virginia
35.	Comstock Potomac Yard, L.C.	Virginia
36.	Comstock Ryan Park, L.C.	Virginia
37.	Comstock Sherbrooke, L.C.	Virginia
38.	Comstock Summerland, L.C.	Virginia
39.	Comstock Wakefield, L.L.C.	Virginia
40.	Comstock Wakefield II, L.L.C.	Virginia
41.	Highland Avenue Properties, LLC	Georgia
42.	Highland Station Partners, LLC	Georgia
43.	Mathis Partners, LLC	Georgia
44.	North Shore Investors, L.L.C.	Virginia
45.	North Shore Raleigh, L.L.C.	Virginia
46.	North Shore Raleigh II, L.L.C.	Virginia
47.	Parker-Chandler Homes, Inc.	Georgia
48.	Parker Chandler Homes/Florida, LLC	Florida
49.	Parker Chandler Homes/North Carolina, LLC	North Carolina
50.	Parker Chandler Homes/South Carolina, LLC	South Carolina
51.	Parker Chandler Realty, LLC	Georgia

State of Incorporation
Name		or Organization
52.	PCH Development, LLC	Georgia
53.	PCH James Road, LLC	Georgia
54.	Post Preserve, LLC	Georgia
55.	Raleigh Resolution, L.L.C.	Virginia
56.	Settlement Title Services, L.L.C.	Virginia
57.	TCG Debt Fund II, L.C.	Virginia
58.	TCG Fund I, L.C.	Virginia
59.	Tribble Road Development, LLC	Georgia